Exhibit 23.4

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of Ecolab Inc. of our report dated June 25, 2014, appearing in the annual report on Form 11-K of the Ecolab Savings Plan and ESOP for Traditional Benefit Employees as of and for the year ended December 31, 2013. We also consent to the reference to our Firm under the heading “Independent Registered Public Accounting Firm” in such Registration Statement.

/s/McGladrey LLP

Minneapolis, Minnesota
October 30, 2014